Exhibit 20.2
Page 1 of 3

                 Navistar Financial 1994 - C Owner Trust
                           For the Month of December
                     Distribution Date of January 20, 1998
                           Servicer Certificate #37

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $52,865,691.61
Beginning Pool Factor                                           0.1678117

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,842,915.81
     Interest Collected                                       $526,110.49

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                          $3,055.63
Total Additional Deposits                                       $3,055.63

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  33

Total Available Funds                                       $6,809,225.99

Ending Pool Balance                                        $46,585,631.74
Ending Pool Factor                                              0.1478768

Servicing Fee                                                  $44,054.74

Repayment of Servicer Advances                                $562,855.94

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,772,401.37
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                     ($156,773.02)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.487%
Current Weighted Average Remaining Term (months):                   18.13

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $608,133.23       387
                                31 - 60 days            $134,601.41        89
                                60+  days               $217,572.37        38

     Total:                                             $960,307.01       401

     Balances:                  60+  days               $978,905.50        38

Memo Item - Reserve Account
     Prior Month                                      $6,611,276.38
+    Invest. Income                                      $27,244.46
+    Excess Serv.                                       $133,880.53
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $6,772,401.37

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  December

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $52,865,691.61
Ending Pool Balance                             $46,585,631.74

Collected Principal                              $6,280,059.87
Collected Interest                                 $526,110.49
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                    $3,055.63
Servicing                                           $44,054.74
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $6,765,171.25

Beginning Balance                               $52,552,668.44               $0.00     $49,033,744.68      $3,518,923.76

Interest Due                                       $351,230.85               $0.00        $326,891.63         $24,339.22
Interest Paid                                      $351,230.85               $0.00        $326,891.63         $24,339.22
Principal Due                                    $6,280,059.87               $0.00      $6,060,257.77        $219,802.10
Principal Paid                                   $6,280,059.87               $0.00      $6,060,257.77        $219,802.10

Ending Balance                                  $46,272,608.57               $0.00     $42,973,486.91      $3,299,121.66
Note / Certificate Pool Factor                                              0.0000             0.4430             0.2991
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,631,290.72               $0.00      $6,387,149.40        $244,141.32

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $133,880.53
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,772,401.37
(Release) / Draw                                  ($156,773.02)
Ending Reserve Acct Balance                      $6,615,628.35

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  December


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                4                  3                 2                 1
                                         Aug-97           Sep-97             Oct-97            Nov-97            Dec-97

Beginning Pool Balance               $73,190,495.38    $67,800,397.54    $61,603,611.48    $56,533,530.58    $52,865,691.61

A)   Loss Trigger:
Principal of Contracts Charged Off      $121,813.12             $0.00       $125,684.92        $31,000.14             $0.00
Recoveries                               $60,762.65       $328,951.97       $188,686.61        $14,230.76         $3,055.63

Total Charged Off (Months 5, 4, 3)      $247,498.04
Total Recoveries (Months 3, 2, 1)       $205,973.00
Net Loss / (Recoveries) for 3 Mos        $41,525.04 (a)

Total Balance (Months 5, 4, 3)      $202,594,504.40 (b)

Loss Ratio Annualized  [(a/b) * (12)]        0.2460%

Trigger:  Is Ratio > 1.5%                        No
                                                                             Oct-97              Nov-97          Dec-97

B)   Delinquency Trigger:                                                   $581,085.86       $829,465.87       $978,905.50
     Balance delinquency 60+ days                                              0.94327%          1.46721%          1.85168%
     As % of Beginning Pool Balance                                            1.75059%          1.93952%          1.42072%
     Three Month Average

Trigger:  Is Average > 2.0%                       No
C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer